                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3 of our reports dated February 28, 2000, except for the information presented in Note 23, for which the date is March 8, 2000, relating to the financial statements and financial statement schedule of Network Plus Corp. and its subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts."

/s/ PricewaterhouseCoopers LLP
------------------------------

Boston, Massachusetts
March 9, 2000